U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2003




                                  AVITAR, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                   0-20316                     06-1174053
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
 Incorporation or Organization)                            Identification No.)

                                   65 Dan Road
                           Canton, Massachusetts 02021
                    (Address of Principal Executive Offices)

                                 (781) 821-2440
                (Issuer's Telephone Number, Including Area Code)
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Item 5.  Other Events and Regulation FD Disclosure.

The Registrant issued a Press Release in reliance on Rule 135c on September 30, 2003 concerning a $2,000,000 private placement. A copy of the Press Release is filed as an Exhibit to this Report. On the same date, the Registrant issued Preferred Stock and Warrants to purchase common stock in exchange for $1,000,000 of gross proceeds as described in the attached press release. The Preferred Stock is convertible into common stock at $0.15 per share, subject to adjustment and the Warrants are exercisable at $0.05 per share. The Registrant also expects to receive an additional $1,000,000 in a second closing of the private placement in exchange for additional Preferred Stock and Warrants. The Preferred Stock issued in the second closing will be convertible into common stock at the greater of $0.15 per share or 80% of the 30-day moving average closing price of Avitar common stock on the day prior to the second closing, subject to adjustment, and the Warrants issued in the second closing will be exercisable at the greater of $0.075 per share or 50% of the aforementioned 30-day moving average closing price of Avitar common stock.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits
4.1      Securities Purchase Agreement
4.2      Certificate of Designations of 6% Convertible Preferred Stock
4.3      Registration Rights Agreement
4.4      Warrant for First Closing
4.5      Warrant for Second Closing
99.1     Press Release Issued on September 30, 2003




                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Avitar, Inc.
                                                (Registrant)
Date September 30, 2003                         /s/ Jay Leatherman, CFO
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                                                (Signature)